                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              WARREN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Warren Bancorp, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Warren Bancorp, Inc. (the "Annual Meeting") will be held at the King's Grant Inn, Route 128, Danvers, Massachusetts, on Wednesday, May 5, 1999, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

         1. Election of five Directors, each to serve for a three-year term until the 2002 Annual Meeting of stockholders;

         2.       Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 8, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of common stock at the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.



                                          By the order of the Board of Directors


                                          Susan G. Ouellette, Clerk



Peabody, Massachusetts
March 26, 1999



WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 5, 1999


         This Proxy Statement is furnished to stockholders of Warren Bancorp, Inc. ("Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") on Wednesday, May 5, 1999, and any adjournments thereof.

         Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted FOR the election of the nominees for Directors named below. Distribution of the Proxy Statement and the accompanying proxy materials commenced on or about April 1, 1999.

         The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of Bancorp a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

         Bancorp's Annual Report to Stockholders for the year ended December 31, 1998, which includes Bancorp's Annual Report to the Securities and Exchange Commission on Form 10-K (without exhibits), is being mailed to stockholders with this Proxy Statement. The Annual Report to Stockholders is not part of the proxy materials. Bancorp will provide without charge to each person receiving a copy of this Proxy Statement a copy of the exhibits to its Annual Report on Form 10-K, upon written request. Request should be directed to Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

                                VOTING SECURITIES


         The Board of Directors has fixed the close of business on March 8, 1999 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date there were 7,654,691 shares of Common Stock ("Common Stock") of Bancorp outstanding. As of the Record Date there were approximately 650 holders of record of the Common Stock. All such shares carry voting rights and all stockholders are entitled to cast one vote for each such share held of record at the close of business on the Record Date upon each matter properly brought before the Annual Meeting or any adjournment thereof. Holders of the Common Stock are not entitled to cumulative voting in the election of directors. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transaction of business at the Annual Meeting.

         Shares with respect to which votes have been withheld from any director and shares abstaining from voting, and broker non-votes (i.e., shares represented in the meeting held by brokers on nominees as to which instructions have not been received from the beneficial owners entitled to vote such shares and with respect to which one or more but not all proposals, such brokers or nominees do not have discretionary voting power), will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Abstentions and broker non-votes will have no effect on the election of directors, since directors are elected by a plurality of shares voting at the Annual Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


         The table below sets forth, as of March 1, 1999, certain information about persons known to Bancorp to own, directly or beneficially, more than five percent of Bancorp's outstanding Common Stock.

                                                                       AMOUNT AND
                                                                       NATURE OF
NAME AND ADDRESS                                                       BENEFICIAL                PERCENT
OF BENEFICIAL OWNER                                                    OWNERSHIP                 OF CLASS

Dimensional Fund Advisors, Inc....................................     562,300 (1)               7.33% (3)
1299 Ocean Avenue
Suite 650
Santa Monica, California  90401

Berger Associates, Inc...........................................      515,200 (2)               6.71% (3)
210 University Boulevard, Ste. 900
Denver, Colorado  80206

----------------------------------

(1) Based on information contained in Amendment No. 8 to a Schedule 13G filed by them with the Securities and Exchange Commission (the "Commission") on February 11, 1999, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 562,300 shares of Warren Bancorp, Inc. common stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) Based on information contained in a Schedule 13G filed with the Commission on February 16, 1999 by Berger Associates, Inc. and certain affiliated entities, reporting beneficial ownership as of December 31, 1998. This Schedule 13G indicates that Berger Associates, Inc., a registered investment adviser, is the beneficial owner of 515,200 shares of Warren Bancorp, Inc. common stock as a result of acting as an investment advisor to several mutual funds and institutional clients.

(3) Percentages as reported are based on the number of shares issued and outstanding at March 1, 1999.

         The following table shows as of March 1, 1999, the number of shares of Bancorp's Common Stock owned beneficially by each nominee for director, each director, each of the individuals named in the Summary Compensation Table, and by all nominees, directors and executive officers of Bancorp as a group.


                                                                    PERCENT
                                                BENEFICIALLY        OF CLASS
NAME                                             OWNED (1)         (IF OVER 1%)
----                                             ---------         ------------
Peter V. Bent .........................           22,600(2)
Stephen J. Connolly, IV ...............          109,600(3)             1.42%
Francis L. Conway .....................           20,000(4)
Paul J. Curtin ........................           20,000(5)
Leo C. Donahue ........................          118,311(6)             1.54%
Robert R. Fanning, Jr .................           15,600(7)
Arthur E. Holden ......................           29,400(8)
Stephen R. Howe .......................           45,200(9)
John C. Jeffers .......................           14,400(10)
Stephen G. Kasnet .....................          107,477(11)            1.40%
Linda Lerner ..........................           14,400(12)
Arthur E. McCarthy ....................           67,600(13)
Arthur J. Pappathanasi ................           11,400(14)
Paul M. Peduto ........................          127,911(15)            1.66%
George W. Phillips ....................          190,000                2.47%
John R. Putney ........................          117,595(16)            1.53%
John D. Smidt .........................           52,800(17)
Mark J. Terry .........................           12,141(18)
John H. Womack ........................           13,300(19)
All nominees, directors and
  executive officers as a
  group (19 persons) ..................        1,109,735               14.15%

----------------------

(1) Beneficial ownership of Common Stock has been determined in accordance with Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). For purposes of this table a person is deemed to be the beneficial owner of Common Stock if that person has or shares voting power or investment power in respect of such Common Stock or has the right to acquire ownership within 60 days after March 1, 1999. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the 1934 Act. Further, beneficial ownership as determined in this matter does not necessarily bear on the economic incidents of ownership of Common Stock. Voting power or investment power with respect to shares reflected on the table is not shared with others except as otherwise indicated.

(2) Includes 4,200 shares held in a retirement trust for Mr. Bent. Also includes 10,000 shares held in a residuary trust of which Mr. Bent is a one-third beneficiary. Also includes options presently exercisable or exercisable within 60 days to purchase 4,800 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(3) Includes 95,600 shares owned in the name of Connolly Brothers, Inc., of which Mr. Connolly is President and sole stockholder. Also includes options presently exercisable or exercisable within 60 days to purchase 2,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(4) Includes 12,000 shares as to which Mr. Conway shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 8,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(5) Includes 6,000 shares held in trust for the pension plan of Mr. Curtin. Also includes options presently exercisable or exercisable within 60 days to purchase 14,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Curtin's wife owns an additional 14,000 shares as to which he disclaims beneficial ownership.

(6) Voting and investment power is shared with his wife. Includes presently exercisable or exercisable within 60 days options to purchase 41,000 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 4,671 shares allocated to the account of Mr. Donahue under the Bank's 401(k) Savings Plan.

(7) Voting and investment power is shared with his wife. Includes options presently exercisable or exercisable within 60 days to purchase 2,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(8) Includes 25,400 shares as to which Mr. Holden shares voting and investment power with his wife. Also, includes options presently exercisable or exercisable within 60 days to purchase 4,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(9) Includes options presently exercisable or exercisable within 60 days to purchase 2,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Howe is sole beneficiary of a testamentary trust which owns 8,800 shares as to which he disclaims beneficial ownership.

(10) Includes options presently exercisable or exercisable within 60 days to purchase 10,400 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(11) Includes 84,877 shares as to which Mr. Kasnet shares voting rights with his wife. Also includes 22,000 shares held in retirement trust for the benefit of Mr. Kasnet. Also includes options presently exercisable or exercisable within 60 days to purchase 600 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plans. Mr. Kasnet's children own an additional 11,100 shares as to which he disclaims beneficial ownership.

(12) Includes options presently exercisable or exercisable within 60 days to purchase 8,400 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(13) Includes options presently exercisable or exercisable within 60 days to purchase 4,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. McCarthy's wife owns an additional 30,000 shares as to which he disclaims beneficial ownership.

(14) Includes options presently exercisable or exercisable within 60 days to purchase 4,800 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(15) Includes 99,360 shares as to which Mr. Peduto shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 18,640 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 5,511 shares allocated to the account of Mr. Peduto under the Bank's 401(k) Savings Plan.

(16) Includes 87,160 shares as to which Mr. Putney shares voting and investment power with his wife. Also includes 6,400 shares held in retirement trust for the benefit of Mr. Putney. Also includes options presently exercisable or exercisable within 60 days to purchase 21,080 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 2,955 shares allocated to the account of Mr. Putney under the Bank's 401(k) Savings Plan.

(17) Includes 37,800 shares as to which Mr. Smidt shares voting and investment power with his wife. Also includes 12,200 shares held in retirement trust for the benefit of Mr. Smidt. Also includes options presently exercisable or exercisable within 60 days to purchase 2,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Smidt's wife owns an additional 1,000 shares in a retirement trust as to which he disclaims beneficial ownership.

(18) Includes options presently exercisable within 60 days to purchase 11,520 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 621 shares allocated to the account of Mr. Terry under the Bank's 401(k) Savings Plan.

(19) Includes options presently exercisable or exercisable within 60 days to purchase 4,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.



                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors and persons who own more than 10% of a registered class of Bancorp's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancorp with copies of all Section 16(a) reports they file. To Bancorp's knowledge, based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were satisfied.

                        ELECTION OF A CLASS OF DIRECTORS

         The Board of Directors of Bancorp presently consists of seventeen members and is divided into three classes as nearly equal in number as possible. The term of office of one class of Directors expires each year and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are duly elected and qualified.

         At the Annual Meeting, five Directors will be elected to serve until the 2002 annual meeting and until their respective successors are duly elected and qualified. The Board of Directors has nominated Peter V. Bent, Paul J. Curtin, Stephen R. Howe, Arthur E. McCarthy and John D. Smidt for election as Directors to serve until the 2002 annual meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Bent, Curtin, Howe, McCarthy and Smidt as Directors. Each of Messrs. Bent, Curtin, Howe, McCarthy and Smidt has agreed to stand for election and to serve if elected as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

         The affirmative vote of holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to elect the nominees as Directors.


INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth for each of the five nominees for election as Directors at the Annual Meeting the nominee's name, age as of March 1, 1999, the nominee's principal occupation for at least the past five years and the year in which the nominee was first elected as a Director of Bancorp, based on information furnished by the nominee to Bancorp. Similar information is provided for those Directors whose terms expire at the annual meetings of the stockholders of Bancorp in 2000 and 2001.

                                    NOMINEES
                            (TERMS TO EXPIRE IN 2002)


NAME AND PRINCIPAL OCCUPATION FOR                                                                     DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE        SINCE(1)
------------------------------                                                             ---        --------
Peter V. Bent (3).......................................................................   53         1995
  Owner/Manager of Brown's Yacht Yard since prior to 1994.

Paul J. Curtin (2)......................................................................   54         1976
  Certified public accountant in private practice since prior to 1994.

Stephen R. Howe (3).....................................................................   63         1976
  Certified public accountant in private practice since prior to 1994.

Arthur E. McCarthy (2)(4)...............................................................   63         1979
  Vice  President  and  Managing  Director,   Tucker  Anthony,  Inc.  (investment
  advisors) since prior to 1994; Director, Tucker Anthony, Inc.

John D. Smidt...........................................................................   56         1989
  President and Treasurer, John Smidt Co., Inc. (contract leather finishing) since prior to 1994.

                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 2000)

NAME AND PRINCIPAL OCCUPATION FOR                                                                   DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE      SINCE(1)
------------------------------                                                             ---      --------
Stephen J. Connolly, IV (4)............................................................    49        1989
  President, Connolly Brothers, Inc. (building contractors) since prior to 1994.

Robert R. Fanning, Jr. (2)(3)(4).......................................................    56        1988
  President and Chief Executive Officer of Northeast Health Systems, Inc. since
  1995; President and Chief Executive Officer of Cape Ann and Northeast Health
  Systems, Inc., 1994 to 1995; President and Chief Executive Officer, Beverly
  Hospital Corporation since prior to 1994; President and Chief Executive
  Officer, Northeast Health Systems, Inc. since prior to 1994 to 1994; Director,
  Health Care Property Investors since prior to 1994.

John C. Jeffers (3)....................................................................    68        1968
  Vice  President,  Jeffers  Millwork,  since 1994. Mr. Jeffers was President and
  Treasurer of Jeffers Lumber Corporation since prior to 1994 to 1994.

Paul M. Peduto.........................................................................    49        1988
  Treasurer of Bancorp and Executive Vice President, Chief Financial Officer and
  Treasurer of the Bank since prior to 1994.

John R. Putney.........................................................................    55        1997
  President and Chief Executive Officer of Bancorp and the Bank since 1998;
  Executive Vice President of Bancorp and the Bank, 1997; Senior Vice President
  for Corporate Banking and Senior Lending Officer of the Bank since prior to
  1994 to 1997.

                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 2001)


NAME AND PRINCIPAL OCCUPATION FOR                                                                DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE   SINCE(1)
------------------------------                                                             ---   --------
Francis L. Conway (3)...................................................................   58        1978
  President and Treasurer,  F.L. Conway & Sons,  Inc.  (funeral home) since prior to 1994.

Arthur E. Holden (2)(4).................................................................   70        1978
  President,  Holden Oil.,  Inc. and Vice  President,  Holden  Bottled Gas,  Inc.
  since prior to 1994.

NAME AND PRINCIPAL OCCUPATION FOR                                                                      DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE         SINCE (1)
------------------------------                                                             ---         ---------

Stephen G. Kasnet(2)(4)..............................................................       53            1983
  Chairman of the Board of Bancorp and Bancorp's wholly-owned subsidiary, Warren
  Five Cents Savings Bank (the "Bank"), since prior to 1994; President, Pioneer
  Global Investments, 1998 to present; President, Pioneer Real Estate Advisors,
  Inc. since 1995 to present; President, Pioneer Global Institutional Advisors,
  1997-1998; President, Management Board, Pioneer Polish Real Estate Fund, since
  1997 to present; Executive Vice President, The Pioneer Group, 1998-present;
  Vice President, Pioneer Group, (mutual fund complex, real estate investment management), 1995 to 1998; Managing Director of First Winthrop Corporation and
  Winthrop Financial Associates (real estate investment and management), since prior to 1994 to 1995; Director, Bradley Real Estate Inc.; Trustee and Vice
  President, Pioneer Real Estate Shares; Trustee and Vice President, Pioneer
  Real Estate Shares (Dublin).

Linda Lerner (3).....................................................................       60                1995
  Retired  since 1995.  President of  Jilcraft,  Inc.  (business  communications)
  since prior to 1994 to 1995.

Arthur J. Pappathanasi (3)...........................................................       60                1995
  President  and  Chief  Executive  Officer  of  West  Lynn  Creamery,  Inc.  and
  Richdale Dairy Stores, Inc. since prior to 1994.

George W. Phillips...................................................................       60                1991
  Retired; President and Chief Executive Officer of Bancorp and the Bank since prior to 1994 to 1997.

John H. Womack.......................................................................       54                1989
  President and Chief  Executive  Officer,  TJM Enterprise,  Inc.,  (formerly JJS
  Services,  Inc.)  since  1998;  President  and  Chief  Executive  Officer,  JJS
  Services,  Inc. (janitorial  services) since prior to 1994 to 1998;  President,
  Peabody  Paper &  Industrial  Supply  since  prior  to  1994.  Mr.  Womack  was
  President of  Classical  Foods,  Inc.  which filed for  bankruptcy  on June 20,
  1996.

-------------------------------

(1) The year shown indicates the beginning of the period during which each of the above-named persons has continuously served as a Director of Bancorp. When used in this Proxy Statement, the term "Director" shall include Directors of Bancorp who were Directors of the Bank prior to its reorganization into holding company form in 1988 and Trustees of the Bank prior to the Bank's conversion to stock form of organization in 1986.

(2)      Member of the Executive Committee.

(3)      Member of the Finance, Audit and Compliance Committee.

(4)      Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors of Bancorp held 8 meetings during 1998. During 1998 each incumbent Director, except Peter V. Bent, Robert R. Fanning, Jr. and John H. Womack, attended 75 percent or more of the total of all meetings of the Board of Directors and the committees of the Board of Directors on which each served during the period for which he or she served. The standing committees of the Board include: an Executive Committee; a Finance, Audit and Compliance Committee and a Nominating Committee. The Finance, Audit and Compliance Committee, and the Nominating Committee are described below. The Executive Committee of Bancorp, acting jointly with the Executive Committee of the Bank, which do not include any employee Directors, is responsible for all compensation matters.

         FINANCE, AUDIT AND COMPLIANCE COMMITTEE. At December 31, 1998, the Finance, Audit and Compliance Committee consisted of Peter V. Bent, Francis L. Conway, Robert R. Fanning, Jr., Stephen R. Howe, Chairman, John C. Jeffers, Linda Lerner, and Arthur J. Pappathanasi. The Finance, Audit and Compliance Committee reviews and approves the adequacy of management reporting and financial and accounting control systems, as well as monitoring compliance with state and federal laws and regulations. The Committee also approves the selection of independent public accountants, reviews audit and compliance examinations and reports, and approves and monitors appropriate action based upon these reports, and reviews and advises with respect to material transactions with Directors or officers. In addition, the Committee reviews and approves matters relating to financial management and the capital markets. Meetings are held as necessary to accomplish the objectives of the Committee, and in 1998 the Committee met twice.

         NOMINATING COMMITTEE. At December 31, 1998, the Nominating Committee consisted of Stephen J. Connolly, IV, Robert R. Fanning, Jr., Arthur E. Holden, Stephen G. Kasnet and Arthur E. McCarthy, Chairman. The Nominating Committee met once during 1998. The Nominating Committee selects nominees for election as Directors; determines committee assignments and recommends for Board approval the policy regarding directors' compensation. Meetings are held as necessary to accomplish the objectives of the Nominating Committee. The Nominating Committee will consider written recommendations from any stockholder of record with respect to nominees for Directors of Bancorp. Such nominations must be delivered to or mailed to and received by Bancorp at its principal executive office no later than March 6, 2000 and no earlier than December 7, 1999 to be considered at the 2000 annual meeting. To submit a nomination, a stockholder should send the nominee's name and the appropriate supporting information required by Bancorp's By-laws to Susan G. Ouellette, Clerk, at Bancorp's principal executive office (see "Stockholder Proposals").

                               EXECUTIVE OFFICERS


         The following table sets forth as of March 1, 1999 the names and ages of all executive officers of Bancorp and its subsidiary, the Bank, the positions and offices held by each of them with Bancorp and the Bank, the period during which he has served as such, and the business experience of each during the previous five years.


                                            POSITIONS HELD AND
                                        BUSINESS EXPERIENCE DURING
NAME                                     THE PREVIOUS FIVE YEARS                                          AGE
----                                     -----------------------                                          ---
John R. Putney                      President and Chief Executive                                          55
                                    Officer of Bancorp and the Bank since
                                    1998; Director of Bancorp and the Bank since
                                    1997; Executive Vice President of Bancorp
                                    and the Bank, 1997; Senior Vice President
                                    for Corporate Banking and Senior Lending
                                    Officer of the Bank since prior to 1994 to
                                    1997.

Paul M. Peduto                      Treasurer and Director of Bancorp                                     49
                                    and Executive  Vice President, Chief
                                    Financial Officer, Treasurer and Director of
                                    the Bank since prior to 1994.

Leo C. Donahue                      Senior  Vice President  for  Personal  Banking  of  the               49
                                    Bank since prior to 1994.

Mark J. Terry                       Senior  Vice  President  for  Corporate  Banking  and                 48
                                    Senior Lending  Officer of the Bank since 1998;  Senior
                                    Vice  President,  Commercial  Real  Estate,  1996-1997;
                                    Senior Vice President,  Commercial Real Estate, Eastern
                                    Bank, since prior to 1994 to 1996.

                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Committees (the "Committees") of the Boards of Directors of Bancorp and the Bank, which are comprised of the same individuals, are responsible for compensation policies and decisions. Bancorp does not pay any separate compensation to the Chief Executive Officer or executive officers of Bancorp, all of whom are executive officers of the Bank and receive compensation in such capacities. Neither John R. Putney nor Paul M. Peduto is or was a member of the Executive Committee of Bancorp or the Bank.

                  The Committees' policy with regard to executive compensation is as follows: Salaries and perquisites, other than bonuses and option grants, are based in part on the Committees' subjective evaluation of (a) publicly available information concerning salaries and perquisites earned by individuals with comparable responsibilities and positions at other public companies and (b) the performance of Bancorp and the Bank and individual executive officers. The salary and perquisites paid to the Chief Executive Officer in 1998 are specified in a December 1997 employment agreement between the Chief Executive Officer and Bancorp and the Bank (see "Executive Compensation (Salary and Bonus Payments, Options Granted and Other) - Employment Agreement - John R. Putney," below). In the case of compensation for executive officers other than the Chief Executive Officer, the Committees rely to a large extent upon the recommendations of the Chief Executive Officer. Because the Committees believe that employment opportunities for executive officers are not necessarily limited to or coextensive with the financial institutions included in the Keefe, Bruyette & Woods New England Bank Index shown in the performance graph below, its review of compensation information includes companies not included in this industry index.

Bonuses and option grants to the Chief Executive Officer and other executive officers are intended to provide annual and long-term compensation incentives. Bonuses and option grants are awarded to executive officers other than the Chief Executive Officer based mainly on the financial performance of Bancorp and the Bank and on financial performance compared to targets for the business segment for which each executive is responsible. In the case of the Chief Executive Officer, financial performance is compared to targets for Bancorp and the Bank as a whole. These targets are related mainly to net income, return on stockholders' equity and credit quality. Bonuses were paid after the Committees reviewed the financial performance of the Bank for 1998. Stock option grants are intended to create incentives for the long-term growth and financial success of Bancorp and the Bank and to increase the commonality of interest between management and Bancorp's shareholders and are granted as and when determined appropriate by the Committees. Stock option awards during 1998 reflect the Committees' review of the Bank's financial performance. The level of bonuses and stock options awarded to individuals is not based on any formula; instead, a general determination is made based on the above factors and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.



MEMBERS OF THE EXECUTIVE COMMITTEE(S)

Paul J. Curtin
Robert R. Fanning, Jr.
Arthur E. Holden, Chairman
Stephen G. Kasnet
Arthur E. McCarthy

EXECUTIVE COMPENSATION (SALARY AND BONUS PAYMENTS, OPTIONS GRANTED AND OTHER)

         The following table sets forth the executive compensation paid for services in all capacities to Bancorp, the Bank and its subsidiaries during calendar years 1996, 1997 and 1998 for the Chief Executive Officer and all other executive officers.

                           SUMMARY COMPENSATION TABLE
                                  (1996-1998)

                                                      Annual Compensation                   Long term compensation
      Name and principal position                                          Other annual            Awards             All other
           December 31, 1998              Year    Salary($)   Bonus($)    compensation($)     Options(# of Shs.)    compensation($)

John R. Putney*                           1998     182,000     42,000                               15,000              20,813(1)(5)
  President, Chief Executive              1997     126,815     32,000            -                   7,000              21,184
  Officer and Director of                 1996     100,846     24,000            -                   5,300              13,258
  Warren Bancorp, Inc., and
  Warren Five Cents Savings Bank
Paul M. Peduto                            1998     132,115     17,000                               11,600              20,456(2)(5)
  Treasurer and Director of               1997     133,019     14,000            -                   5,800              21,889
  Warren Bancorp, Inc.;                   1996     124,277     12,500            -                   5,300              16,608
  Executive Vice President,
  Chief Financial Officer,
  Treasurer and Director of
  Warren Five Cents Savings Bank
Leo C. Donahue                            1998     102,927     12,000                               10,600              11,307(3)(5)
  Senior Vice President for               1997     103,617       9,000           -                   5,300              16,364
  Personal Banking of                     1996      96,700     10,000            -                   5,300              10,645
  Warren Five Cents Savings Bank
Mark J. Terry**                           1998     110,288     27,500                               11,600              12,418(4)
  Senior Vice President for               1997     111,000     37,000            -                   4,000              19,084
  Corporate Banking of                    1996       2,827        -              -                   5,000
  Warren Five Cents Savings Bank

* Mr. Putney was elected President and CEO of Bancorp and the Bank effective January 1, 1998.

** Mr. Terry was employed as of December, 1996. He was elected Senior Vice President and Senior Lending Officer of the Bank effective January 1, 1998.


------------------

(1) Consists of contribution of $15,172 to Mr. Putney's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $5,641.

(2) Consists of contribution of $14,430 to Mr. Peduto's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $6,026.

(3)      Consists of contribution of $11,307 to Mr. Donahue's 401(k) account

(4)      Consists of contribution of $12,418 to Mr. Terry's 401(k) account.

(5) Owns a split-dollar life insurance policy provided by Bancorp. The ownership of the policy is structured so that upon the death of the executive, Bancorp will be reimbursed for the cumulative premium amounts paid. The result is that over the life of the program there is minimal cost to Bancorp.

         EMPLOYMENT AGREEMENT - JOHN R. PUTNEY. Mr. Putney, who currently serves as President and Chief Executive Officer and a director of Bancorp and the Bank, entered into an employment agreement with Bancorp and the Bank effective January 1, 1998, the date he began serving as President and Chief Executive Officer. The agreement is for an initial two-year term and automatically extends for an additional one-year period on each anniversary. Mr. Putney may terminate the agreement upon 90 days notice to the Bank subject to an obligation not to solicit Bank customers on behalf of businesses engaged in banking or mortgage lending or encourage Bank customers to terminate or adversely modify their business relationship with the Bank. Mr. Putney is currently paid at a rate of $190,000 per year. The agreement provides for base salary adjustments and bonuses each year. Under the agreement the Bank also provides Mr. Putney with the use of an automobile and customary insurance and retirement benefits.


CONSULTING AGREEMENT

         CONSULTING AGREEMENT - GEORGE W. PHILLIPS. Mr. Phillips, who served as President, Chief Executive Officer and director of Bancorp and the Bank from prior to 1994 to 1997 and currently serves as a director of Bancorp, entered into a consulting agreement with Bancorp effective January 1, 1998. For his services Mr. Phillips is paid at a rate of $50,000 per year and has agreed to waive director fees and other benefits during the term of the agreement. The agreement expires May 31, 2000, and may be terminated for any reason by either party with 60 days prior notice.


SEVERANCE ARRANGEMENTS

         EMPLOYMENT AGREEMENT - JOHN R. PUTNEY. The employment agreement between John R. Putney and Bancorp and the Bank provides that upon a "non-hostile change of control" the term of the employment agreement shall automatically convert to a term of three years from the date of the "change of control" and automatically extend for an additional one-year period on each anniversary. "Non-hostile change of control" is defined in the agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp which is consented to by a two-thirds vote of the directors of Bancorp.

         SPECIAL TERMINATION AGREEMENTS. Bancorp and the Bank have entered into severance agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry. Each severance agreement provides severance pay benefits to the relevant officer if his employment is terminated under certain circumstances following a "change of control." "Change of control" is defined in each agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp or the Bank which, in some cases, is not consented to by the Board of Directors. If there is such a "change of control" at any time during the term of the agreement, and thereafter the officer's employment were terminated either by Bancorp or the Bank other than for "cause" or by the officer following the officer's demotion, the officer's loss of title or office, or a reduction in the officer's annual compensation, the officer would generally be entitled to receive a lump sum cash payment equal to approximately three times his average annual compensation over his five most recent years of employment with Bancorp or the Bank. The agreements terminate upon the earliest of termination of the officer's employment by Bancorp and the Bank for cause, the officer's resignation or termination for any reason prior to a change in control, or resignation after a change in control except for reasons just described.

         STOCK OPTION AGREEMENTS. Stock option agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry provide that currently exercisable stock options shall immediately vest in full and become exercisable upon a "change of control," as defined in such stock option agreements.

STOCK OPTIONS

         The following tables show, as to the executive officers named in the Summary Compensation Table, information regarding options granted during 1998 and option values at December 31, 1998.

                             OPTION GRANTS IN 1998

                        Individual Grants                                            Potential realizable value
                                        Percent of                                     at assumed annual rates
                                          total                                      of stock price appreciation
                          Options    options granted    Exercise or                      for option term(1)
                          Granted      to employees     base price   Expiration
                        (# of Shs.)      in 1998          ($/Sh)        date          5%($)                 10%($)
John R. Putney            15,000          9.35%           $12.375      6/24/05      $75,568                $176,102

Paul M. Peduto            11,600          7.23%           $12.375      6/24/05      $58,439                $136,186

Leo C. Donahue            10,600          6.60%           $12.375      6/24/05      $53,401                $124,446

Mark J. Terry             11,600          7.23%           $12.375      6/24/05      $58,439                $136,186

(1) The potential gain is calculated from the closing price of Common Stock on the date of grants to executive officers. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings depend entirely on the future performance of the Common Stock and overall market conditions.





                    AGGREGATED OPTIONS EXERCISED IN 1998 AND
                   THE YEAR-END VALUE OF UNEXERCISED OPTIONS


                                                                                       Value of
                                                             Number of            unexercised in-the-
                             Shares                     unexercised options          money options
                          acquired on                   at year-end 1998(#)     at year-end 1998($)(1)
                            exercise        Value           Exercisable/             Exercisable/
          Name            (# of Shs.)    Realized($)       Unexercisable             Unexercisable

John R. Putney               37,160       $334,810         21,080/26,960            $55,700/$33,693

Paul M. Peduto               34,160       $308,616         18,640/22,600           $111,360/$30,989

Leo C. Donahue               55,000        588,438         41,000/21,400           $165,618/$31,270

Mark J. Terry                  0              0            11,520/18,080            $12,800/$11,700


(1) The value of unexercised options is calculated using the difference between the option exercise price and the closing price of the common Stock reported by the Nasdaq Stock Market on December 31, 1998 ($9.0625 per share), multiplied by the number of shares for which the option is exercisable.

RETIREMENT BENEFITS

         EXECUTIVE SUPPLEMENTAL RETIREMENT ARRANGEMENT. An Executive Supplemental Retirement Arrangement between George W. Phillips and Bancorp and the Bank provides that Mr. Phillips is entitled to receive annual pension benefits of $62,400 beginning January 1, 1998.


DIRECTORS' COMPENSATION

         Directors of Bancorp receive $350 for each Board meeting that they attend. Members of the Board committees and committee chairmen receive $300 for each meeting that they attend.

         Directors of the Bank receive $350 for each Board meeting they attend. Committee members and committee chairmen receive $300 for each committee meeting they attend. In addition, each Director receives an annual fee of $3,000.

         Stephen G. Kasnet, who is Chairman of the Board of Bancorp and the Bank, in addition to receiving compensation for Board and committee meeting attendance, also receives an annual fee of $12,500.

         Employees of Bancorp or the Bank who are also Directors of Bancorp or the Bank do not receive directoral fees.

         Each Director receives stock options for 3,000 shares of Bancorp Common Stock per year under the 1995 Incentive and Nonqualified Stock Option Plan, exercisable at the fair market value of Bancorp's Common Stock on the date of grant. In addition, any new directors will receive a one-time grant of stock options for 6,000 shares of Bancorp Common Stock.

         George W. Phillips, who is a director of Bancorp, has agreed to waive director fees and receipt of options. (See Consulting Agreement - George W. Phillips, above).

         Copies of the aforementioned agreements, plans and documents discussed under "Executive Compensation" are available for inspection at Bancorp's office, 10 Main Street, Peabody, Massachusetts 01960.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WARREN BANCORP, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKETS (U.S. COMPANIES), AND THE KEEFE, BRUYETTE AND WOODS TOTAL RETURN INDEX FOR NEW ENGLAND BANKS.


                                  [LINE GRAPH]

                             INDEX OF TOTAL RETURN


                 WARREN
                BANKCORP,            WARREN           NASDAQ         KB&W(1)
             INC. PRICE PLUS        BANCORP,      U.S. COMPANIES   NEW ENGLAND
           CUMULATIVE DIVIDENDS   INC. (INDEXED)      INDEX        BANK INDEX
           --------------------   -------------   --------------   -----------
12/31/93         $ 3.625              100.00          100.00          100.00
12/31/94           4.000              110.34           97.75          100.67
12/31/95           5.802              160.06          138.26          157.13
12/31/96           8.066              222.51          170.01          217.03
12/31/97          12.955              357.39          208.30          373.11
12/31/98          10.840              299.03          293.52          344.79

------------
(1) Keefe, Bruyette & Woods, Inc. (KB&W) is an investment banking firm specializing in banks and bank stock. Included in its published index are total returns for 18 New England banks which were chosen by Keefe Bruyette & Woods for their range of asset size, market capitalization and geographical dispersion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Bank makes and has made loans to certain of its officers and Directors and their associates. All of such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

         Certain loans or other extensions of credit to principal officers and Directors must be approved by the Bank's Loan Committee and the Board of Directors, and reported annually to the Massachusetts Commissioner of Banks. In addition, the Bank is subject to regulations of the Federal Deposit Insurance Corporation which (i) require that such loans to principal officers be made on the same rates, terms and conditions as loans to unaffiliated persons, and (ii) impose reporting requirements, approval procedures and limits on the amounts of such loans. As a matter of policy, the Bank also makes certain loans to other employees.

                         INDEPENDENT PUBLIC ACCOUNTANTS


         The firm of Arthur Andersen LLP has served as Bancorp's independent public accountants since 1997. Representatives of Arthur Andersen LLP have accepted an invitation to attend the Annual Meeting. They will have an opportunity to make a statement should they so desire and will be available to respond to appropriate questions.


                                  OTHER MATTERS

         The cost of soliciting proxies will be paid by Bancorp. In addition to solicitation by mail, officers and employees of the Bank, who will receive no compensatoin for theirs ervices other than their salaries, may solicit proxies by telephone, telegraph or personal interview. Brokerage houses, nominees, fiduciaries and other custodians are requested to forward soliciting matieral to the beneficial owners of shares held of record by them and will be reimbursed for their expeneses.

         It is not anticipated that matters other than those set forth in the Notice of Annual Meeting and described in this Proxy Statement will be brought before the Annual Meeting, but if any such matters are properly presented, the persons named in the proxy will vote in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by Bancorp on or before November 30, 1999 in order to be considered for inclusion in Bancorp's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Bancorp's proxy statement and form of proxy and should be directed to: Clerk, Warren Bancorp, Inc., 10 Main Street, Peabody, MA 01960.

         A stockholder who wishes to present a proposal at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in Bancorp's proxy statement described above, must deliver the proposal to Bancorp at the address above. Bancorp must receive the proposal not earlier than December 7, 1999 and not later than March 6, 2000. The proposal must also comply with the other requirements contained in Bancorp's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.



                                        By order of the Board of Directors



                                        Susan G. Ouellette, Clerk


March 26, 1999

[X]  PLEASE MARK VOTES             REVOCABLE PROXY
     AS IN THIS EXAMPLE            WARREN BANCORP, INC.

 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
       TO BE HELD ON MAY 5, 1999

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Stephen G. Kasnet, John R. Putney and Paul M. Peduto, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of Warren Bancorp, Inc. (the "Company"), held by the undersigned at its close of business on March 8, 1999, at the Annual Meeting of Stockholders to be held on Wednesday, May 5, 1999, at 10:00 a.m., at the King's Grant Inn, Route 128, Danvers, Massachusetts, or at any adjournments or postponements thereof.









                                       ------------------------------
Please be sure to sign and date         Date
   this Proxy in the box below.
---------------------------------------------------------------------

--- Stockholder sign above -------- Co-holder (if any) sign above ---




                                                         WITH-     FOR ALL
                                                FOR      HOLD       EXCEPT
Proposal #1:
   To elect FIVE Directors to hold office       [ ]       [ ]        [ ]
   until the 2002 Annual Meeting of
   Stockholders and until their successors are duly elected and qualified:

   PETER V. BENT                      ARTHUR E. MCCARTHY
   PAUL J. CURTIN                     JOHN D. SMIDT
   STEPHEN R. HOWE


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


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     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND THE PROXIES ARE EACH AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.






*  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. *

                              WARREN BANCORP, INC.
                  10 MAIN STREET, PEABODY, MASSACHUSETTS 01960

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     The above signed hereby acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereof and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

     Please sign name exactly as shown. When there is more than one holder, each should sign. When signing as attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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